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Exhibit 99(d)

RMR FUNDS
(each, a "Trust")

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
SENIOR FINANCIAL OFFICERS POLICY

ADOPTED/AMENDED:

        Refer to Master Schedule contained in Trusts' Compliance Manual.

LEGAL REFERENCE:

        Section 406 of the Sarbanes-Oxley Act of 2002.

POLICY:

        The Code of Ethics for Principal Executive and Senior Financial Officers (the "Code") for the Trusts, and any other investment company then advised by the Trusts' advisor, applies to the Trusts' Principal Executive Officer and Senior Financial Officer (the "Covered Officers") for the purpose of promoting:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in reports and documents that the Trusts' file with or submit to the Securities and Exchange Commission and in other public communications made by the Trusts;

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  compliance with applicable laws and governmental rules and regulations;

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  the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

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  accountability for adherence to the Code.

        The Code bars Covered Officers from causing the Trusts to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Trusts or use the Trusts' material non-public knowledge in effecting personal trades.

PROCEDURES:

  •
  Set forth in Trusts' Code.

RESPONSIBILITY:

        The Trusts' Chief Compliance Officer (the "CCO") is responsible for applying the Code to specific situations in which questions are presented under it and has the authority to interpret the Code in any particular situation. However, any approvals or waivers sought by a Covered Officer will be considered by the Boards.

CONTROLS/TESTING PROCEDURES:

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  The CCO, no less than annually, shall confirm that all required reviews set forth in the Code have been performed.

 EVALUATION:

        The Code is designed to seek compliance with Section 406 of the Sarbanes-Oxley Act. Any waivers to the Code must by approved by the Boards.

RELATED INFORMATION:

        Code of Ethics for Principal Executive and Senior Financial Officers

2

 CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

SENIOR FINANCIAL OFFICERS

ADOPTED/AMENDED:

        Refer to Master Schedule contained in Trusts' Compliance Manual.

I.      Covered Officers/Purpose of the Code

        This code of ethics (the "Code") for the Trusts, and any other investment company then advised by RMR Advisors, Inc. (the "Advisor"), applies to the Trusts' Principal Executive Officer and Senior Financial Officer (the "Covered Officers," each of whom are set forth in Exhibit A) for the purpose of promoting:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that the Trusts file with or submit to the Securities and Exchange Commission (the "SEC") and in other public communications made by the Trusts;

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  compliance with applicable laws and governmental rules and regulations;

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  the prompt internal reporting of violations of this Code to an appropriate person or persons identified in this Code; and

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  accountability for adherence to this Code.

        Each Covered Officer should adhere to a high standard of business ethics, comply with applicable law, cultivate a culture that emphasises a commitment to compliance and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.     Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

         Overview.    A "conflict of interest" occurs when a Covered Officer's private interests interfere with, or appear to interfere with, the interests of the Trusts.

        This Code recognizes that the Covered Officers are subject to certain conflicts of interest inherent in the operation of investment companies, because the Covered Officers currently or may in the future serve as officers or employees of the Advisor and/or affiliates of the Advisor. This Code also recognizes that certain laws and regulations applicable to, and certain policies and procedures adopted by, each Trust or the Advisor governs the Covered Officers' conduct in connection with many of the conflict of interest situations that arise in connection with the operations of the Trust, including:

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  the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC (the "1940 Act");

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  the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC (the "Advisers Act");

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  the Joint Code of Ethics adopted by the Trusts pursuant to Rule 17j-1(c) under the 1940 Act (the "Trust's 1940 Act Code of Ethics");

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  one or more codes of ethics adopted by the Advisor that have been reviewed and approved by the trustees of the Trusts who are not "interested persons" of the Trusts as defined in the 1940 Act (the "Independent Trustees") (the Advisor's 1940 Act Code of Ethics" and, together with the Trust's 1940 Act Code of Ethics, the "1940 Act Codes of Ethics");

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  the policies and procedures adopted by the Trusts to address conflict of interest situations, such as procedures under Rule 10f-3, Rule 17e-1 and Rule 17a-7 under the 1940 Act (collectively, the "Trust Policies"); and

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  The Advisor's general policies and procedures to address, among other things, conflict of interest situations and related matters (collectively, the "Advisor's Policies").

        The provisions of the 1940 Act, the Advisers Act, the 1940 Act Codes of Ethics, the Trust Policies and the Advisor's Policies are referred to herein collectively as the "Additional Conflict Rules."

        This Code is different from, and is intended to supplement, the Additional Conflict Rules. Accordingly, a violation of the Additional Conflict Rules by a Covered Officer is hereby deemed not to be a violation of this Code, unless and until the Independent Trustees shall determine that any such violation of the Additional Conflict Rules is also a violation of this Code.

        Although typically not presenting an opportunity for improper personal benefit, conflicts arise from or as a result of the contractual relationship between the Trusts and the Advisor of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will in the normal course of their duties (whether formally for the Trusts or for the Advisor or for both) be involved in establishing policies and implementing decisions that will have different effects on the Advisor and the Trusts. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trusts and the Advisor and is consistent with the performance by the Covered Officers of their duties as officers of the Trusts. Thus, if performed in conformity with the provisions of the 1940 Act and the Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Trusts' Boards of Trustees ("Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

        Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to the provisions of the 1940 Act and the Advisers Act. The following list provides examples of conflicts of interest under this Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trusts.

        Each Covered Officer must:

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  not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trusts whereby the Covered Officer would benefit personally to the detriment of the Trusts;

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  not cause the Trusts to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Trusts; and

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  not use material non-public knowledge of portfolio transactions made or contemplated for the Trusts to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

        There are some conflict of interest situations that may be discussed with counsel if material. Examples of these include:

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  service as a director on the board of any public or private company;

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  the receipt of any non-nominal gifts;

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  the receipt of any entertainment from any company with which the Trusts has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

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  any ownership interest in, or any consulting or employment relationship with, any of the Trusts' service providers, other than its investment advisor, subadvisor(s), principal underwriter, administrator, or any affiliated persons thereof; and

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  a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trusts for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

        If a Covered Officer is in doubt as to the application or interpretation of this Code, he or she should consult with and make full disclosure of all relevant facts and circumstances to the compliance officer.

III.   Disclosure and Compliance

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  Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Trusts;

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  each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Trusts to others, whether within or outside the Trusts, including to the Trusts' trustees and auditors, governmental regulators, and self-regulatory organizations;

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  each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Trusts and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in the reports and documents the Trusts file with or submit to the SEC and in other public communications made by the Trusts; and

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  it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by this policy and applicable laws, rules and regulations.

IV.    Reporting and Accountability

        Each Covered Officer must:

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  upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands this Code (See Exhibit B);

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  annually thereafter affirm to the Board that he has complied with the requirements of this Code (See Exhibit B);

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  not retaliate against any other Covered Officer or any employee of the Trusts or their affiliated persons for reports of potential violations that are made in good faith; and

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  notify the Trusts' compliance officer promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.

        The compliance officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by the Covered Officer will be considered by the Board.

        The Trusts will follow these procedures in investigating and enforcing this Code:

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  The compliance officer will take all appropriate action to investigate any potential violations reported to him.

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  If, after such investigation, the compliance officer believes that no violation has occurred, the compliance officer is not required to take any further action.

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  Any matter that the compliance officer believes, after investigation, is a violation, will be reported to the Independent Trustees.

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  If the Independent Trustees determine that a violation has occurred, it will consider appropriate action, which may include appropriate disciplinary action and preventative action; review of and appropriate modifications to applicable policies and procedures; notification to appropriate personnel of the Adviser or its board; or a recommendation to dismiss the Covered Officer.

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  The Independent Trustees will be responsible for granting waivers, as appropriate.

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  Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.     Other Policies and Procedures

        This Code shall be the sole code of ethics adopted by the Trusts for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trusts, the Advisor, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Additional Conflict Rules are separate requirements applying to the Covered Officers and others and are not part of this Code.

VI.   Amendments

        Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of Independent Trustees.

VII.  Confidentiality

        All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board and its counsel.

VIII. Internal Use

        This Code is intended solely for the internal use by the Trusts and does not constitute an admission, by or on behalf of any Trust, as to any fact, circumstance, or legal conclusion.

 EXHIBIT A

COVERED OFFICERS

Adam D. Portnoy	President
Mark L. Kleifges	Treasurer

 EXHIBIT B

AFFIRMATIONS

        The following affirmation shall be provided by the Covered Officers upon adoption of this Code:

I,                          , hereby affirm to the Board of Trustees that I have received, read and understand the Trusts' Code of Ethics for Principal Executive and Senior Financial Officers.

        The following affirmation shall be annually provided by the Covered Officers:

I,                          , hereby affirm to the Board of Trustees that I have complied with the requirements of the Trusts' Code of Ethics for Principal Executive and Senior Financial Officers

QuickLinks

  Exhibit 99(d)
RMR FUNDS (each, a "Trust")
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS POLICY
  ADOPTED/AMENDED
  LEGAL REFERENCE
  POLICY
  PROCEDURES
  RESPONSIBILITY
  CONTROLS/TESTING PROCEDURES
  EVALUATION
  RELATED INFORMATION
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS
  ADOPTED/AMENDED
  EXHIBIT A
COVERED OFFICERS
  EXHIBIT B
AFFIRMATIONS